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                         ALTRINSIC GLOBAL ADVISORS, LLC

                                 CODE OF ETHICS

                           (BEST PRACTICES--ANNOTATED)

                                Adopted 11/01/04

           Amended 12/1/05; 3/1/06; 5/3/06; 1/1/07; 12/31/07; 12/1/08

I.   INTRODUCTION

High ethical standards are essential for the success of Altrinsic and to maintain the confidence of clients, including Altrinsic's investment funds, and investors in investment funds managed by Altrinsic ("clients"). Altrinsic's long-term business interests are best served by adherence to the principle that the interests of clients come first. We have a fiduciary duty to clients to act solely for the benefit of our clients. All personnel of Altrinsic, including members, directors, officers and employees of Altrinsic must put the interests of Altrinsic's clients before their own personal interests and must act honestly and fairly in all respects in dealing with clients. All personnel of Altrinsic must also comply with all Federal Securities Laws.

In recognition of the Advisor's fiduciary duty to its clients and Altrinsic's desire to maintain high ethical standards, Altrinsic has adopted this Code of Ethics (the "Code") pursuant to Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") and Rule 204A-1 under the Advisers Act of 1940 (the "Advisers Act"). The Code contains provisions designed to (1) prevent improper personal trading by Access Persons of Altrinsic; (2) identify conflicts of interest; and (3) provide a means to resolve any actual or potential conflict of interest.

Adherence to the Code and the related restrictions on personal investing is considered a basic condition of employment by Altrinsic. If you have any doubt as to the propriety of any activity, you should consult with the Compliance Officer, who is charged with the administration of this Code.

II.  DEFINITIONS

     1. Access Person means any Supervised Person (i) who has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding portfolio holdings of any client and Reportable Fund or (ii) who is involved in making securities recommendations to clients (or who has access to such recommendations that are nonpublic).

          NOTE: For purposes of this Code, all Supervised Persons are considered Access Persons.

     2. Automatic Investment Plan means a program in which regular, periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

     3. Beneficial Ownership includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect financial interest other than the receipt of an advisory fee.

     4. Federal Securities Laws mean the Securities Act of 1993, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach Bliley Act, any rules adopted by the Securities and Exchange Commission ("SEC") under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder.

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     5.   Initial Public Offering or IPO means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of section 13 or section 15(d) of the Securities Exchange Act of 1934.

     6. Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) of the Securities Act of 1933 or to rules 504, 505 or 506 under the Securities Act of 1933.

     7. Personal Account means any account in which an Access Person has any Beneficial Ownership.

     8. Reportable Security means a security as defined in section 2(a)(36) of the 1940 Act, except that it does not include:

          (i)  Direct obligations of the Government of the United States;

          (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

          (iii) Shares issued by money market funds;

          (iv) Shares issued by open-end funds other than Reportable Funds; and

          (v) Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

     9. Reportable Fund means any registered investment company for which Altrinsic serves as investment adviser, sub-advisor or whose investment adviser or principal underwriter controls Altrinsic, is controlled by Altrinsic or is under common control with Altrinsic.

     10. Restricted Security means any security that (i) a client owns or is in the process of buying or selling or (ii) Altrinsic is researching, analyzing or considering buying or selling for a client

     11. Supervised Person means any partner, officer, director, member or employee of Altrinsic, or other person who provides investment advice on behalf of Altrinsic and is subject to the supervision and control of Altrinsic.

III. APPLICABILITY OF CODE OF ETHICS

     Personal Accounts of Access Persons. This Code of Ethics applies to all Personal Accounts of all Access Persons.

          A Personal Account also includes an account maintained by or for:

               -    An Access Person's spouse and minor children;

               - Any individuals who live in the Access Person's household and over whose purchases, sales, or other trading activities the Access Person exercises control or investment discretion;

               - Any persons to whom the Access Person provides primary financial support, and either (i) whose financial affairs the Access Person controls, or (ii) for whom the Access Person provides discretionary advisory services;

               - Any trust or other arrangement which names the Access Person as a beneficiary or remainderman; and

               - Any partnership, corporation or other entity in which the Access Person has a 25% or greater beneficial interest, or in which the Access Person exercises

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                    effective control.(1)

          A comprehensive list of all Access Persons and Personal Accounts will be maintained by Altrinsic's Compliance Officer.

IV.  RESTRICTIONS ON PERSONAL INVESTING AND OTHER ACTIVITIES

     1. General. It is the responsibility of each Access Person to ensure that a particular securities transaction being considered for his or her Personal Account is not subject to a restriction contained in this Code of Ethics or otherwise prohibited by any applicable laws. Personal securities transactions by Access Persons may be effected ONLY in accordance with the provisions of this Section.

     2. General Prohibition on Personal Trading. Except for sale transactions in Reportable Securities that have been pre-cleared pursuant to
          Section IV.3. below, Access Persons are prohibited from engaging in purchases of personal securities transactions in Reportable Securities except for ETFs and closed end funds which also must be pre-cleared pursuant to Section IV.3.below. This prohibition includes the acquisition of Beneficial Ownership of Reportable Securities offered through IPOs and Limited Offerings.

     3. Pre-clearance of Transactions in Personal Account. An Access Person MUST OBTAIN THE PRIOR WRITTEN APPROVAL of the Compliance Officer before engaging in any transaction involving (1) the disposition or sale of any Reportable Security held in a Personal Account prior to the person's date of hire or (2) the purchase or sale of ETFs or (3) the purchase or sale of closed end funds. Such transactions include dispositions of Reportable Securities through IPOs and Limited Offerings.

          The Compliance Officer may approve the transaction if the Compliance Officer concludes that the transaction would comply with the provisions of this Code and is not likely to have any adverse economic impact on clients. A request for pre-clearance must be made by completing the Pre-clearance Form and submitting it to the Compliance Officer in advance of the contemplated transaction. A Pre-clearance Form is attached as Attachment A. Generally, any security appearing on the list of Restricted Securities will not be approved for personal trading.

          Any approval given under this paragraph will remain in effect for 24 hours.

     4. Service on Boards of Directors. A Supervised Person shall not serve as a director (or similar position) on the board or as an officer of any company unless the Supervised Person has received written approval from the Compliance Officer and Altrinsic has adopted policies to address such service.

     5. Gifts. Supervised Persons are prohibited from accepting or giving any gift greater than $100 in value from any person or company that does business with Altrinsic, investment company or a private investment vehicle managed by Altrinsic. The Compliance Officer maintains a gift/entertainment log. Unsolicited business entertainment, including meals or tickets to cultural and sporting events are permitted if they are not so frequent or of such high value as to raise a question of impropriety.

V.   EXCEPTIONS FROM PRE-CLEARANCE PROVISION (SECTION IV.3.)

     The requirements of Section IV.3. of the Code shall not apply to the following:

     1. Sales of Reportable Securities which are part of an Automatic Investment Plan;

     2. Sales of Reportable Securities that are non-volitional on the part of the Access Person such

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(1)  The limited partnerships for which Altrinsic serves as general partner and/or investment adviser will not be treated as Personal Accounts. For purposes of the Code, the limited partnerships will be treated as client accounts.

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          as sales that are made pursuant to a merger, tender offer or exercise of rights;

     3. Sales of Reportable Securities effected in, and the holdings of, any account over which the Access Person has no direct or indirect influence or control (i.e., blind trust, discretionary account or trust managed by a third party).

VI.  REPORTING

     1. Quarterly Report of Personal Securities Transactions. Not later than thirty (30) days after the end of each calendar quarter, each Access Person must submit a written report ("Quarterly Report of Personal Securities Transactions"), a form of which is attached hereto as Attachment B, to the Compliance Officer regarding any transaction during the previous calendar quarter in a Reportable Security in which the Access Person had any direct or indirect Beneficial Ownership.

          (A) If an Access Person had no reportable transactions or did not open a new account during the quarter, such person is still required to submit a report. The report must indicate that there were no reportable transactions during the quarter.

          (B) Each Access Person will be required to direct his or her brokers or custodians or any persons managing the Access Person's accounts in which any Reportable Securities are held (i.e., Personal Accounts) to supply the Compliance Officer with duplicate copies of brokerage or account statements within thirty
               (30) days after the end of each calendar quarter.

     2. Annual Holdings Reports. By January 31 each year, each Access Person must submit to the Compliance Officer a signed and dated Annual Holdings Report, a form of which is set forth as Attachment C, containing the following information (current as of a date not more than 45 days prior to the date of the report):

          (A) The title, number of shares and principal amount of each Reportable Security in which the Access Person had any direct or indirect Beneficial Ownership;

          (B) The name of any broker-dealer or financial institution with which the Access Person maintains an account in which securities are held for the direct or indirect benefit of the Access Person (i.e., a Personal Account);

          (C)  The date that the report is submitted by the Access Person; and

          (D) In lieu of providing an Annual Holdings Report, each Access Person may provide brokerage or account statements as long as they contain the same information required to be reported in the Annual Holdings Reports.

     3. Initial Holdings Reports. No later than ten (10) days after commencement of employment with Altrinsic, each Access Person must submit to the Compliance Officer a signed and dated Initial Holdings Report, a form of which is set forth as Attachment C, containing the following information (current as of a date not more than 45 days prior to the date of the report):

          (A) The title, number of shares and principal amount of each Reportable Security in which the Access Person had any direct or indirect Beneficial Ownership;

          (B) The name of any broker-dealer or financial institution with which the Access Person maintains an account in which securities are held for the direct or indirect benefit of the Access Person (i.e., a Personal Account);

          (C)  The date that the report is submitted by the Access Person; and

          (D) In lieu of providing an Initial Holdings Report, each Access Person may provide brokerage or account s statements as long as they contain the same information required to be reported in the Initial Holdings Reports.

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     4.   Exceptions to Reporting Requirements.

          (A) An Access Person need not submit any report with respect to transactions effected for and Reportable Securities held in accounts over which the Access Person has no direct or indirect influence or control.

          (B) An Access Person need not report with respect to transactions effected pursuant to an Automatic Investment Plan in the Quarterly Report of Personal Securities Transactions.

     5. Supervised Persons must report immediately any suspected violation of the Code to the Compliance Officer.

VII. INSIDER TRADING

     A.   Policy Statement on Insider Trading

          Altrinsic forbids any member, officer, director or employee from trading, either personally or on behalf of others, including private accounts managed by Altrinsic, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." Altrinsic's policy applies to every member, officer, director and employee and extends to activities within and outside their duties at Altrinsic. Every member, officer, director and employee must read and retain this policy statement. Any questions regarding Altrinsic's policy and procedures should be referred to the Compliance Officer.

          The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

          While the law concerning insider trading is not static, it is generally understood that the law prohibits:

          - trading by an insider, while in possession of material nonpublic information; or

          - trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

          -    communicating material nonpublic information to others.

          The elements of insider trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this policy statement, you have any questions, you should consult the Compliance Officer.

          1.   Who is an Insider?

               The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, members of a creditors committee and the employees of such organizations. In addition, Altrinsic may become a temporary insider of a company it advises or for which it performs other services. According to the Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

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          2.   What is Material Information?

               "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems, and extraordinary management developments.

               Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 18 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

          3.   Contacts with Public Companies.

               Altrinsic may make investment decisions on the basis of the firm's conclusions formed through such contacts and analysis of publicly-available information regarding foreign and U.S. companies. Difficult legal issues arise, however, when, in the course of these contacts, an employee of Altrinsic becomes aware of material, nonpublic information about those companies. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, you should contact the Compliance Officer immediately if you believe that you may have received material, nonpublic information about a company.

          4.   Tender Offers.

               Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Company employees should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

          5.   What is Nonpublic Information?

               Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing on the internet, in Bloomberg, Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

          6.   Basis for Liability.

               a.   Fiduciary Duty Theory

                    In 1980, the Supreme Court found that there is no general duty to disclose before trading on material, nonpublic information, but that such a duty arises only where there is a fiduciary relationship. That is, there

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                    must be a relationship between the parties to the
                    transaction such that one party has a right to expect that the other party will disclose any material nonpublic information or refrain from trading. Chiarella v. U.S., 445 U.S. 22 (1980).

                    In Dirks v. SEC, 463 U.S. 646 (1983), the Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders: they can enter into a confidential relationship with the company through which they gain information (e.g., attorneys, accountants), or they can acquire a fiduciary duty to the company's shareholders as "tippees" if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company's shareholders.

                    However, in the "tippee" situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure. The benefit does not have to be pecuniary, but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

               b.   Misappropriation Theory

                    Another basis for insider trading liability is the "misappropriation" theory, where liability is established when trading occurs on material, nonpublic information that was stolen or misappropriated from any other person in breach of a duty owed to the source of the information, by defrauding such person of the exclusive use of such information.

                    In U.S. v. O'Hagan, 117 S. Ct. 2199 (1997), the Court found that an attorney defrauded his law firm and its client when he traded on knowledge of an imminent tender offer while representing the company planning to make the offer. Rather than premising liability on a fiduciary relationship between the company insider and the attorney, the Court based misappropriation liability on fiduciary attorney's deception of those who entrusted him with access to confidential information. It should be noted that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

          7.   Penalties for Insider Trading.

               Penalties for trading on or communicating, material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

                    -    civil injunctions;

                    -    treble damages;

                    -    disgorgement of profits;

                    -    jail sentences;

                    - fines for the person who committed the violation of up to three times the profit gain or loss avoided, whether or not the person actually benefited; and

                    - fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained (or loss avoided), if the employer either fails to

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                         maintain compliance procedures or fails to take
                         appropriate steps to prevent the likely commission of acts constituting a violation.

               In addition, any violation of this policy statement can be expected to result in serious sanctions by Altrinsic, including dismissal of the persons involved.

     B.   Procedures to Implement Altrinsic's Policy Against Insider Trading

          The following procedures have been established to aid the members, officers, directors and employees of Altrinsic in avoiding insider trading, and to aid Altrinsic in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of Altrinsic must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult the Compliance Officer.

          1.   Identifying Insider Information.

               Before trading for yourself and others, including private accounts managed by Altrinsic, in the securities of a company about which you may have potential insider information, ask yourself the following questions:

               - Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

               - Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by the internet, being published in Reuters, the Wall Street Journal or other publications of general circulation?

               If after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

               -    Report the matter immediately to the Compliance Officer.

               - Do not purchase or sell the securities on behalf of yourself or others, including private client accounts managed by Altrinsic.

               - Do not communicate the information inside or outside Altrinsic, other than to the Compliance Officer.

               After the Compliance Officer has reviewed the issue or consulted with counsel (as appropriate), you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

          2.   Personal Securities Trading.

               Altrinsic's Code of Ethics contains restrictions on the personal securities trading of persons subject to the Code. A personal securities transaction that would be permissible under the Code of Ethics is nevertheless still subject to this policy.

          3.   Restricting Access to Material Nonpublic Information.

               Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within Altrinsic, except as provided in paragraph 1 of this
               Section II. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic

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               information should be sealed; access to computer files containing material nonpublic information should be restricted.

          4.   Resolving Issues Concerning Insider Trading.

               If after consideration of the items set forth in paragraph II(A)(1), doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, you should discuss any issues with the Compliance Officer before trading or communicating the information to anyone. The Compliance Officer will document any reported concerns of insider information.

VIII. RECORDKEEPING

     The Compliance Officer shall maintain records in the manner and extent set forth below, and these records shall be available for examination by representatives of the Securities and Exchange Commission:

     1. a copy of the Code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

     2. a record of any violation of the Code and of any action taken as a result of such violation shall be preserved for a period of not less than five years following the end of the fiscal year in which the violation occurs, the first two years in an easily accessible place;

     3. a copy of (i) each written acknowledgement of receipt of the Code for each person who is currently, or within the past five years was, a Supervised Person and (ii) each report made by an Access Person pursuant to the Code, and any brokerage or account statements shall be preserved for a period of not less than five years from the end of the fiscal year in which the last entry was made on such record, the first two years in an easily accessible place;

     4. a list of all Access Persons who are required, or within the past five years have been required, to make reports under the Code, and all persons who are responsible for reviewing such reports pursuant to the Code shall be maintained in an easily accessible place;

     5. a copy of any report furnished to the board of any registered investment company to which Altrinsic provides advisory services pursuant to Section VIII below shall be preserved for a period of not less than five years from the end of the fiscal year in which the last entry was made on such record, the first two years in an easily accessible place; and

     6. a record of any decision and supporting reasons for approving a pre-clearance request for at least five years after the end of fiscal year in which the approval is granted.

IX.  REPORTS TO THE BOARD(S) OF REGISTERED INVESTMENT COMPANIES

     No less frequently than annually, Altrinsic will furnish the Board of Directors or Trustees of any registered investment company (the "Board") to which Altrinsic provides advisory or sub-advisory services with a written report that:

     1. describes any issues arising under this Code of Ethics or procedures since the last report to the Board, including, but not limited to, information about material violations of this Code of Ethics or procedures relating to the registered investment company and sanctions imposed in response to the material violations; and

     2. certifies that Altrinsic has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

X.   OVERSIGHT OF CODE OF ETHICS

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     1.   Acknowledgment. The Compliance Officer shall annually distribute a copy of the Code of Ethics to all Supervised Persons. The Compliance Officer will also distribute promptly all amendments to the Code. All Supervised Persons are required annually to sign and acknowledge their receipt of the Code (and any amendments) by signing the form of acknowledgment attached as Attachment D or such other form as may be approved by the Compliance Officer.

     2. Review of Transactions. Each Access Person's transactions in his/her Personal Account will be reviewed on a regular basis and compared with transactions for the clients and against the list of Restricted Securities. Any Access Person transaction that is believed to be a violation of this Code of Ethics will be reported promptly to the management of Altrinsic. The Director of Investments of Altrinsic will review the Compliance Officer's transactions and pre-clearance requests.

     3. Sanctions. Altrinsic's management, with advice of legal counsel, at their discretion, shall consider reports made to them and upon determining that a violation of this Code of Ethics has occurred, may impose such sanctions or remedial action as they deem appropriate or to the extent required by law. These sanctions may include, among other things, fines, disgorgement of profits, suspension or termination of employment and/or criminal or civil penalties.

     4. Reports to the Board. Altrinsic shall report to the Board of Directors or Trustees of any registered investment company (the "Board") to which Altrinsic provides advisory services, any material violation of the Code with respect to such company. Any person suspected of violating this Code may be called upon to explain the circumstances surrounding his or her non-clerical violation for evaluation by the Board.

     5. Authority to Exempt Transactions. The Compliance Officer has the authority to exempt any Supervised Person or any personal securities transaction of an Access Person from any or all of the provisions of this Code of Ethics if the Compliance Officer determines that such exemption would not be against any interests of a client and is consistent with the requirements of Rule 17j-1 and Rule 204A-1. The Compliance Officer shall prepare and file a written memorandum of any exemption granted, describing the circumstances and reasons for the exemption.

     6. ADV Disclosure. The Compliance Officer shall ensure that Altrinsic's Form ADV (1) describes the Code on Schedule F of Part II and (2) offers to provide a copy of the Code to any client or prospective client upon request.

XI.  CONFIDENTIALITY

     All reports of personal securities transactions and any other information filed pursuant to the Code shall be treated as confidential to the extent permitted by law.

                                                                    ATTACHMENT A

                         ALTRINSIC GLOBAL ADVISORS, LLC

                               PRE-CLEARANCE FORM

             FOR TRANSACTIONS IN PERSONAL ACCOUNTS OF ACCESS PERSONS

Access Persons must complete this Pre-clearance Form prior to engaging in any personal transaction (unless excepted by the Code of Ethics).

INVESTMENT INFORMATION

Issuer: __________________________

Equity Investments:           Cmn           Pfd
Number of shares _________________

Debt Investments
Interest rate: ____________
Maturity date: ______________

TRANSACTION INFORMATION

Transaction Type (please circle): Purchase   Sale

Estimated Trade Date: _______________
Estimated Price: ____________________
Broker/Dealer: _____________________

Is the investment an initial public offering?*                       Y   N
Is the investment a private placement or investment
   opportunity of limited availability?*                             Y   N
Number of transactions over the last 30 day period? _______________

* If yes, provide a summary of investment, reasons and PPM or excerpt for review.

REPRESENTATION AND SIGNATURE

By executing this form, I represent that the information contained herein is accurate and complete and that my trading in this investment is not based on any material nonpublic information. I understand that pre-clearance will only be in effect for 24 hours from the time of the Compliance Officer's signature.

Employee Name (please print)
                             -------------------------------------


-------------------------------------   ---------------------------
Employee Signature                      Date

DISPOSITION OF PRE-CLEARANCE REQUEST

Approve
        -----------------------------   ---------------------------

Denied
       ------------------------------

Compliance Officer
                   ------------------

Date
     ------------------

                                                                    Attachment B

                         ALTRINSIC GLOBAL ADVISORS, LLC

              QUARTERLY REPORT OF PERSONAL SECURITIES TRANSACTIONS

Our Code of Ethics and SEC regulations require that each Access Person* report, within 30 days of the end of each calendar quarter, any personal securities transactions in any account of the Access Person, or any account in which the Access Person or any immediate family or household member, has a direct or indirect pecuniary interest.

Transactions do not need to be reported for:

     1) any account in which the adviser or any Access Person has no direct or indirect influence or control,

     2) direct obligations of the U.S. Government, e.g., U.S. Treasury bills, notes and bonds,

     3) high quality short-term instruments, e.g., U.S. bank certificates of deposit, bankers' acceptances, and commercial paper,

     4) open-end investment companies, i.e., mutual funds unless our firm, or an affiliated company acts as investment adviser, sub-adviser or principal underwriter to the mutual fund(s); and

     5) Units of unit investment trusts, so long as the unit investment trust is neither managed by our firm, any affiliate of our firm, nor invested in affiliated mutual funds.

-------------------------------------
Printed Name of Access Person

[ ] YES, I have had personal securities transactions within the past quarter as reported on: (check those that apply)

     [ ]  the attached page/or monthly brokerage statements

     [ ]  statements sent directly by my broker/dealer

     [ ]  the attached report

[ ]  NO, I have had no personal securities transaction(s) in the past quarter.

This Report is to be signed, dated and returned to Deborah Judd,

Compliance Officer (or designated person), within 30 days of each quarter's end.

-------------------------------------
Quarter Ending


-------------------------------------   ---------------------------
Signature                               Date Submitted

-------------------------------------   -------------------
Reviewed by (CCO or designated person)  Date

* Note: For purposes of our Code of Ethics, all employees are deemed to be Access Persons.

                                                                    ATTACHMENT C

                          ALTRINSIC GLOBAL ADVISORS LLC

                 INITIAL HOLDINGS REPORT/ANNUAL HOLDINGS REPORT

To:      Compliance Officer

From:    [Access Person]

Subject: Personal Securities Holdings

     Pursuant to the Code, each Access Person must submit an initial holdings report and an updated annual holdings report that lists all Reportable Securities (as defined in the Code) in which such Access Person has a direct or indirect Beneficial Ownership (as defined in the Code).

     Each Access Person is required to complete the form below and return it to the Compliance Officer. If this is an Initial Holdings Report, it must be submitted no later than ten (10) days after the date on which the undersigned became an Access Person. If this is an Annual Holdings Report, it must be submitted no later than January 31 each year with respect to the Access Person's holdings for the preceding year. The information set forth in an Initial Holdings Report and an Annual Holdings Report must be current as of a date no more than 45 days prior to the date on which the report is submitted.

                  Title & Amount of Security              Name of Broker,
              (including exchange ticker symbol           Dealer or Bank
              or CUSIP number, number of shares    Maintaining Account At Which
   Date             and principal amount)         Any Securities are Maintained
-----------   ---------------------------------   ------------------------------


(I have attached additional pages if required)

     I certify that the names of any brokerage firms or banks where I have an account in which any securities are held are disclosed above.


Signed:
        -----------------------------
Print Name:
            -------------------------
Date:
      -------------------------------

                                                                    ATTACHMENT D

                                 CODE OF ETHICS

                                 ACKNOWLEDGEMENT

     I hereby acknowledge receipt of the Altrinsic Global Advisors, LLC Code of Ethics and certify that I have read and understand it and agree to abide by it. I hereby represent that all my personal securities transactions will be effected in compliance with the Code.

     I also confirm that I have instructed all brokerage firms where I maintain an account to supply duplicate copies of my quarterly brokerage account statements to the Compliance Officer.


Date:                                   ----------------------------------------
     --------------------               (Signature)


                                        ----------------------------------------
                                        (Print Name)